Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our report, incorporated herein by reference, dated December 21, 2007, for Legg Mason Partners Short Duration Municipal Income Fund, a series of Legg Mason Partners Income Trust as of October 31, 2007, and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

February 11, 2008

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our report, incorporated herein by reference, dated December 21, 2007, for Legg Mason Partners Inflation Management Fund, a series of Legg Mason Partners Income Trust, as of October 31, 2007, and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

February 11, 2008